                                                                    EXHIBIT 99.3

                      [LETTERHEAD OF GOLDMAN, SACHS & CO.]

PERSONAL AND CONFIDENTIAL

September 30__, 1999

Board of Directors
The Walt Disney Company
500 South Buena Vista Street
Burbank, California 91521

    Re: Initially filed Registration Statement on Form S-4 of The Walt
        Disney Company relating to the below-referenced Agreement

Ladies and Gentlemen:

   Reference is made to our opinion letter dated July 10, 1999 with respect to the fairness from a financial point of view to The Walt Disney Company ("Parent") of the consideration to be paid by Parent pursuant to the Agreement and Plan of Reorganization, dated as of July 10, 1999, by and among Parent, Bingo Acquisition Corp., a wholly owned subsidiary of Parent, and Infoseek Corporation.

   The foregoing opinion letter is provided for the information and assistance of the Board of Directors of Parent in connection with its consideration of the transaction contemplated therein and is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement, proxy statement or any other document, except in accordance with our prior written consent. We understand that Parent has determined to include our opinion in the above-referenced Registration Statement.

   In that regard, we hereby consent to the reference to the opinion of our Firm under the captions "Summary--Opinions of Financial Advisors", "The Merger--Background of the Merger", "The Merger--Disney's Reasons for the Merger and the Disney Proposals"; and "The Merger--Opinion of Disney's Financial Advisor", and to the inclusion of the foregoing opinion in the Joint Proxy Statement/Prospectus included in the above-mentioned Registration Statement. Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the filing of the above- mentioned version of the Registration Statement and that our opinion is not to be used, circulated quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement (including any subsequent amendments to the above-mentioned Registration Statement), proxy statement or any other document, except in accordance with our prior written consent. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          Very truly yours,

                                          /s/ Goldman, Sachs & Co.